Exhibit 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made and entered into on October 14, 2011, by and between United American Petroleum Corp., a Nevada corporation (the “Company”), and _____________ (the “Lender”).

WHEREAS, in exchange for loans of up to One Million Five Hundred Thousand Dollars ($1,500,000) from the Lender, the Company will issue Convertible Promissory Notes, in the form attached hereto as Exhibit A (the “Note”) and Warrants to purchase shares of common stock of the Company in the form attached hereto as Exhibit B (the “Warrants”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. Amount and Terms of the Note; Terms of Warrant

1.1 Promissory Note and Warrant.  Subject to the conditions and on the terms of this Section 1.1, the Lender will lend up to One Million Five Hundred Thousand Dollars ($1,500,000) to the Company in multiple installments in exchange for a Note and Warrants in the amount of each installment. The first installment of Four Hundred Thousand Dollars ($400,000) (“First Installment”) shall be delivered to the Company upon the execution of this Agreement. The Company shall issue 400,000 Warrants to the Lender in connection with that first installment. The Lender shall lend additional installments to the Company in amounts as requested by the Company; provided however, that the Company shall provide the proposed use of proceeds for each requested amount. The Lender shall have sole discretion in determining whether the proposed use of proceeds is acceptable to the Lender.

1.2 Closing.  The initial closing (the “Initial Closing”) of the purchase of the Note and Warrants in return for the First Installment shall take place at the offices of the Company on the date and time when this Agreement has been signed by both parties.  At the Initial Closing, the Lender shall deliver the First Installment to the Company and the Company shall deliver to the Lender an executed Note and Warrants in return for the First Installment. Each subsequent closing of the purchase of the Note and Warrants in return for each of the subsequent installments shall take place at the offices of the Company within ten (10) business days after the Company requests an additional installment and provides the proposed use of proceeds for such requested amount. Upon receipt of each subsequent installment by the Company, the Company shall deliver to the Lender an executed Note and Warrants in return for the installment provided by the Lender to the Company.

2. Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

2.1 Subsidiaries.  All of the subsidiaries of the Company are set forth on Schedule 2.1 (the “Subsidiaries”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.2 Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  Neither the Company nor any subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, Note or Warrants (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the knowledge of the Company, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3 Authorization.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4 No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to the required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5 Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

2.6 Compliance.  Neither the Company nor any subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to the knowledge of the Company is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.7 Capitalization.  The capitalization of the Company is as set forth on Schedule 2.7, which Schedule 2.7 shall also include the number of shares of the Company’s common stock owned beneficially, and of record, by affiliates of the Company as of the date hereof.  Except set forth on Schedule 2.7, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire any shares of common stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of common stock.  Except set forth on Schedule 2.7, the issuance and sale of the securities will not obligate the Company to issue shares of common stock or other securities to any person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.8 SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9 Title to Assets.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, except for (i) such security interests as set forth in Schedule 2.9, (ii) liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (iii) liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance.

2.10 Seniority.  Except for the Company’s obligations for indebtedness as set forth on Schedule 2.10 as of the date of this Agreement, no other indebtedness or other claim against the Company is senior to the Note and additional Notes to be issued pursuant to this Agreement in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

2.11 Acknowledgment Regarding Lender’s Purchase of Securities.  The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length Lender with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Lender or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the securities.  The Company further represents to Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3. Representations and Warranties of the Lender.  In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

3.1 Authorization.  This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms. Lender represents that it has full power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.

3.2 Purchase Entirely for Own Account.  Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Company that the Note, the Warrants and the securities issuable upon exercise of the Warrants and conversion of the Note (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Securities.

3.3 Disclosure of Information.  Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities including, but not limited, the Company’s SEC Reports.  Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

3.4 Investment Experience.  Lender is an investor in securities of companies in early stages of development and acknowledges that it can bear the economic risk of its investment, is able to afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

3.5 Subordination. Lender hereby acknowledges and confirms that all obligations of the Company as set forth and evidenced by the Note shall be subordinated in right of payment and priority to the payment in full of the Company’s obligations to the indebtedness set forth on Schedule 2.10.

3.6 Regulation S. The Lender is a corporation that (i) is not organized or incorporated under the laws of the United States; (ii) is not acquiring the Securities for the account of any U.S. person; (iii) has no director or executive officer who is a national or citizen of the United States; and (is) is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

3.7 Restricted Securities.  Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering based upon the exemption from such registration requirements for non-public offerings pursuant to Regulation S under the Act; and that such Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer of such securities. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.8 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Lender shall have furnished the Company with an opinion of counsel, satisfactory to the Company that such disposition will not require registration of such shares under the Act.

3.9 Legends.  Lender understands that the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

       3.10 No Review.  Lender understands that no federal or state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the Company’s offering, or made any finding or determination as to the appropriateness of the Securities for investment.

4. Miscellaneous.

4.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

4.3 Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be one and the same document.  Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

4.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth on the signature page hereto.

4.6 Entire Agreement; Amendments and Waivers.  This Agreement, the Note, the Warrants and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender.

4.7 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date in the preamble of this Agreement.

LENDER ________________________________	COMPANY United American Petroleum Corp.

By:	By:
Name:	Name:	Michael Carey
Its:	Its:	Chief Executive Officer

9600 Great Hills Trail, Suite 150W
(Address)	Austin, TX 78759